SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2006

Health Enhancement Products, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30415	87-0699977
(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 385-3800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01.    Other Events

The Company terminated Steven Rittmanic’s engagement as a consultant to the Company and his membership on the Company’s Scientific Advisory Board.

Mr. Rittmanic’s primary focus was on product research and development.  The Company intends to replace Mr. Rittmanic in the near term.  The Company will continue to consult with the members of its Scientific Advisory Board, all of whom have been involved in product research and development.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2006	HEALTH ENHANCEMENT PRODUCTS, INC.

By: s/Howard R. Baer
Howard R. Baer, CEO

2